NUMBER

SHARES

PLATINA ENERGY GROUP INC.
a Delaware corporation

SPECIMEN

This Certifies that ______________________________ is the registered holder of ______________________________ Shares

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __________ day of __________ A.D. 20__

______________________ ______________________

The shares represented by this certificate have not been registered or qualified under federal or state securities laws. The shares may not be offered for sale, sold, pledged or otherwise disposed of unless so registered or qualified or unless an exemption exists, the availability of which is to be established by an opinion of counsel (which opinion and counsel shall both be reasonably satisfactory to the Corporation).

For Value Received, ______ *hereby sell, assign and transfer unto* ____

____ *Shares*

represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________ *A.D. 20*___

In presence of

____________________________ ____________________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.